[Execution Copy]
184023v3



AMENDMENT NO. 1
to
LOAN AND SECURITY AGREEMENT
dated as of August 27, 1999


THIS AMENDMENT NO. 1 dated as of March 30, 2000 is made by and among WINSLOEW FURNITURE, INC. a Florida corporation, WINSTON FURNITURE COMPANY OF ALABAMA, INC., an Alabama corporation, LOEWENSTEIN, INC., a Florida corporation, TEXACRAFT, INC., a Texas corporation, TROPIC CRAFT, INC., a Florida corporation, WINSTON PROPERTIES, INC., an Alabama corporation, POMPEII FURNITURE CO., INC., a Florida corporation (collectively, the "Borrowers"), the financial institutions party to this Agreement from time to time (the "Lenders"), HELLER FINANCIAL, INC. and CIBC INC. as co-agents (each a "Co-Agent" and collectively, "Co-Agents"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent (the "Administrative Agent") for the Lenders, agree as follows:

Preliminary Statements

The Borrowers, the Lenders, the Co-Agents and the Administrative Agent are parties to a Loan and Security Agreement dated as of August 27, 1999 (as amended and in effect, the "Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined). WinsLoew intends to acquire the outstanding capital stock of Wabash Valley Manufacturing, Inc., an Indiana corporation ("Wabash"), pursuant to a Stock Purchase Agreement dated as of March __, 2000 (the "Wabash Purchase Agreement"), between WinsLoew and the stockholders of Wabash named therein, a copy of which has been provided to the Administrative Agent, and in accordance with the provisions of Sections 10.11 and 12.4 of the Loan Agreement and the consent of the Lenders dated February 24, 2000. The Borrowers and the Lenders desire that Wabash become a "Borrower" under the Loan Agreement immediately upon consummation of such Acquisition.

The Borrowers have also requested the Lenders' and the Administrative Agent's consent to (1) WPI's borrowing the proceeds of a series of The Industrial Development Board of the City of Haleyville (the "IDB") bonds intended to be issued on or about May 15, 2000 (the "Bonds") in an original principal amount not to exceed $4,000,000, such proceeds to be applied to reimburse WPI for WPI's acquisition of certain Real Estate and to pay Equipment purchase costs and (2) an increase of $4,000,000 in the credit facilities governed by the Loan Agreement to support the issuance by Fleet National Bank of a Letter of Credit in a face amount not to exceed $4,000,000 for the benefit of the trustee for the Bonds to support WPI's obligations to the IDB under the loan agreement between them.

Finally, in connection with the resignation of BankBoston, N.A. as Administrative Agent and the appointment of Fleet Capital Corporation ("FCC") as successor Administrative Agent, certain amendments to the Loan Agreement are desirable to reflect FCC's corporate status.

Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Loan Agreement. From and after the date hereof, subject to satisfaction of the conditions set forth in Section 3, the Loan Agreement shall be amended as follows:

(a) Section 1.1 Definitions is amended by adding thereto in appropriate alphabetical order the following definitions:

(i) "Amendment No. 1 Effective Date" means the date on which Amendment No. 1 dated as of March 30, 2000 to this Agreement becomes effective in accordance with its terms.

(ii) "Bank" means Fleet National Bank, a national banking association.
      ----

(iii) "FCC" means Fleet Capital Corporation, a Rhode Island corporation.
       ---

(iv) "Haleyville IDRBs" means $4,000,000 original principal amount of obligations issued by The Industrial Development Board of the City of Haleyville, Alabama, pursuant to an indenture in form and substance satisfactory to the Administrative Agent, and the proceeds of which are lent or are made available to be lent to WPI pursuant to an unsecured credit agreement in form and substance satisfactory to the Administrative Agent, supported by the Haleyville LC.

(v) "Haleyville LC" means a direct pay, standby letter of credit issued by the Bank in an amount available to be drawn not greater than $4,000,000, expiring not later than November 30, 2004, and in respect of which FCC provides LC Support, for the account of WPI and the benefit of the Trustee under the indenture governing the Haleyville IDRBs.

(vi) "LC Application" means an application by a Borrower to the Bank, on a form approved by the Bank, for the issuance of a Letter of Credit.

(vii) "LC Support" means a guaranty or other support agreement from FCC in favor of the Bank pursuant to which FCC shall guarantee or otherwise assure the payment or performance by the parties (other than FCC) to an LC Application of such parties' obligations with respect to the Letter of Credit issued thereon, including the obligation of such parties to reimburse the Bank for any payment made by the Bank under such Letter of Credit.

(viii) "Wabash" means Wabash Valley Manufacturing, Inc., an Indiana corporation and a Wholly Owned Subsidiary of WinsLoew.

(b) Section 1.1 Definitions is further amended by amending the following definitions in their entirety to read as set forth below:

(i) "Borrower" means each of WinsLoew, Winston, Loewenstein, Texacraft, Tropic Craft, WPI, Pompeii, Wabash, and each other Person a party to this Agreement as a "Borrower," whether as of the Effective Date or as of a later date pursuant to
Section 6.2 or otherwise.

(ii) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Newport, Rhode Island or Birmingham, Alabama are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

(iii) "Cash Collateral Account" means a special interest-bearing account consisting of cash and Cash Equivalents, maintained at an office of the Bank and under the sole dominion and control of the Administrative Agent, for its benefit and the benefit of the Lenders, established pursuant to the provisions of
Section 5.16(a) for the purposes set forth therein.

(iv) "Letter of Credit Facility" means (i) a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit and LC Support described in Article 3 up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount of $10,000,000 and (ii) the Haleyville LC.

(v) "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations secured by Cash Collateral or that arise under the Haleyville LC.

(vi) "Reimbursement Agreement" means, with respect to a Letter of Credit, such LC Application and form of reimbursement agreement therefor (whether in one or several documents) as the Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Bank and the relevant Borrower, provided that the LC Application and such reimbursement agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

(vii) "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrowers to the Bank and to FCC pursuant to Section 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under a Letter of Credit or paid under an LC Support.

(viii) "Total Facilities" means the aggregate of the Revolving Credit Facility, the Term Loan Facilities, the Acquisition Facility and the Haleyville LC.

(c) Section 1.2 General Interpretive Rules is amended by amending subsection (g) thereof in its entirety to read as follows:

(g) Except where specifically restricted in a Loan Document, references to any Person include its successor or permitted substitutes and assigns permitted or not prohibited under such Loan Document. For avoidance of doubt, subject to further such changes, from and after March 1, 2000 and the merger of Fleet National Bank with and into BankBoston, N.A. that occurred on such date, with the survivor, BankBoston, N.A. thereupon changing its name to "Fleet National Bank," the terms "BankBoston," "Bank" and "Fleet National Bank" all refer to the same entity, the survivor of the merger described in this subsection (g).

(d) Section 2.2(b) Disbursement of Loans is amended by deleting therefrom the reference to "Section 5.8(a)" and substituting therefor a reference to "Section 5.3(a)";

(e) Article 3 LETTERS OF CREDIT is amended in its entirety to read as follows:
              ------------------


ARTICLE 3
LETTER OF CREDIT FACILITY

SECTION 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC agrees to procure the issuance, including by issuance of LC Support, by the Bank for the account of any Borrower one or more Letters of Credit in accordance with this Article 3, from time to time during the period commencing on the Amendment No. 1 Effective Date and ending on the Termination Date.

SECTION 3.2 Amounts. FCC shall not have any obligation to procure the issuance of any Letter of Credit at any time:

(a) if, after giving effect to the issuance of the requested Letter of Credit,
(i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Revolving Credit Loans are outstanding, the aggregate Letter of Credit Obligations (excluding Letter of Credit Obligations under the Haleyville
LC) would exceed the Borrowing Base; or

(b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 10 days prior to the Termination Date.

SECTION 3.3 Conditions. The obligation of FCC to procure the issuance of any Letter of Credit is subject to the satisfaction of (a) the applicable conditions precedent contained in Article 6 and (b) the following additional conditions precedent in a manner satisfactory to the Administrative Agent, and the Bank's
Representative:

(i) the Borrower shall have delivered to the Bank, FCC and the Administrative Agent at such times and in such manner as the Bank, or the Administrative Agent may prescribe an application in form and substance satisfactory to the Bank, FCC and the Administrative Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Bank, FCC and the Administrative Agent; and

(ii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over the Bank or FCC shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit or to enjoin or restrain FCC from providing LC Support with respect thereto, and no law, rule or regulation applicable to banks or their Affiliates generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks or their Affiliates generally shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit or that FCC refrain from providing LC Support with respect thereto;

provided, that the obligation to issue the Haleyville LC is also subject to the Required Lenders being satisfied with the terms and conditions of the Haleyville IDRBs and the documents governing them.

SECTION 3.4 Issuance of Letters of Credit

(a) Request for Issuance. The Borrower's Representative shall give the Bank, FCC and the Administrative Agent written notice of a Borrower's request for the issuance of a Letter of Credit no later than three (3) Business Days prior to the proposed date of issuance of the Letter of Credit, unless a shorter period is otherwise agreed by the Bank, FCC and the Administrative Agent. Such notice shall be irrevocable and shall be accompanied by a completed LC Application in a form acceptable to FCC and the Bank and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the tenth day prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrower's Representative shall attach to such notice the form of the Letter of Credit that it requests to be issued.

(b) Responsibilities of the Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower's Representative pursuant to Section 3.4(a), the amount of the unused Letter of Credit Facility. If (i) the form of the Letter of Credit delivered by a Borrower to the Administrative Agent is acceptable to the Bank, FCC and the Administrative Agent in their reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the unused Letter of Credit Facility and (iii) the Administrative Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in Article 6 have been satisfied, then FCC will cause the Bank to issue the Letter of Credit.

(c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, FCC shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Administrative Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit and the related LC Support.

(d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 3.4 are met as though a new Letter of Credit were being requested and issued.

SECTION 3.5 Duties of the Bank and FCC. The rights and obligations of the Bank in connection with any Letter of Credit shall be governed by the Reimbursement Agreement for such Letter of Credit and in no event shall FCC, the Administrative Agent or any Lender have any liability or obligation to the Borrowers, any Subsidiary of the Borrowers or any other Person for any failure or refusal or delay by the Bank in issuing, or any error in issuing or honoring or processing a drawing under, any Letter of Credit. Any action taken or omitted to be taken by FCC, under or in connection with any LC Support, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of FCC to any Lender or relieve any Lender of its obligations hereunder to FCC. In determining whether to pay under any LC Support, FCC shall have no obligation to any Lender to confirm that the Bank acted properly in honoring any drawing under any related Letter of Credit and shall be entitled to rely on the Bank's demand for payment as sufficient evidence of the Bank's entitlement thereto.

SECTION 3.6 Payment of Reimbursement Obligations.

(a) Payment to the Bank and FCC. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers agree, jointly and severally, for the benefit of FCC and the Lenders, to reimburse the Bank for any drawings (whether partial or full) under each Letter of Credit issued by the Bank and agree to pay to the Bank the amount of all other Reimbursement Obligations and other amounts payable to the Bank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against the Bank, FCC or any other Person; provided that the Borrowers shall be entitled to offset the amount of any payment previously made by the Borrowers to FCC with respect to such Letter of Credit pursuant to the immediately following sentence. The Borrowers agree, jointly and severally, to pay or reimburse FCC for any and all payments made by FCC under any LC Support immediately upon demand by FCC, together with interest on such amount for the period from FCC's payment under the LC Support until repayment in full of such amount (from the proceeds of a Swingline Loan, a Revolving Credit Loan or otherwise), at the interest rate then applicable to Base Rate Revolving Credit Loans, irrespective of any claim, set-off, defense or other right which the Borrowers may have against the Bank, FCC or any other Person. So long as FCC remains unpaid it shall be subrogated to all rights and remedies of (i) the Bank under the related Reimbursement Amount and (ii) any beneficiary of such Letter of Credit whose claims against the Borrowers (or any of them) have been satisfied with the proceeds of a drawing under such Letter of Credit.

(b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit or LC Support (or any Reimbursement Obligation relating thereto) received by the Bank or FCC or by the Administrative Agent and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Bank, FCC or the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the account of the Administrative Agent, FCC or the Bank, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

SECTION 3.7 Participations.

(a) Purchase of Participations. Immediately upon issuance by the Bank of a Letter of Credit, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from FCC, without recourse or warranty, except as specifically set forth herein, an undivided interest and participation in all Letter of Credit Obligations owing or which may become owing to FCC relating to or arising out of such Letter of Credit, equal to such Lender's Revolving Credit Facility Percentage of the face amount thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to the Bank under Section 5.2(d)(ii), and any security therefor or guaranty pertaining thereto). Upon the issuance by FCC of LC Support with respect to an outstanding Letter of Credit in which the Lenders previously acquired participations, such participations of the Lenders shall without further action terminate and be replaced by the Lenders' respective participations in the Letter of Credit Obligations with respect thereto.

(b) Obligations of Lenders. In the event that the Bank or FCC makes a payment under any Letter of Credit or LC Support and the Bank or FCC shall not have been repaid such amount pursuant to Section 3.6, then the Borrowers shall be deemed to have requested a Base Rate Revolving Credit Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Revolving Credit Lender shall be absolutely obligated to make its Proportionate share of such Revolving Credit Loan available to the Administrative Agent for disbursement as provided in
Section 2.2(b). If for any reason whatsoever, the Lenders are enjoined or otherwise prevented from making a Revolving Credit Loan hereunder, each Lender shall have the absolute obligation to pay to FCC, in payment for their respective participations therein, an amount equal to their respective Proportionate Shares of the applicable Letter of Credit Obligations.

(c) Sharing of Reimbursement Obligation Payments. Whenever FCC receives a payment from or on behalf of the Borrowers on account of a Reimbursement Obligation as to which the Administrative Agent has previously received for the account of FCC payment from a Lender pursuant to this Section 3.7, FCC shall promptly pay or cause to be paid to the Administrative Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrowers in Dollars. Each such payment shall be made by FCC on the Business Day on which FCC receives immediately available funds from the Administrative Agent pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

(d) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, LC Support, Reimbursement Agreement or LC Application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

(e) Obligations Irrevocable. The obligations of each Revolving Credit Lender to make payments to the Administrative Agent with respect to any Letter of Credit Obligations and participation therein pursuant to the provisions of this Section
3.5 or otherwise, and the obligations of the Borrowers to make payments to the Bank, FCC or the Administrative Agent, for the account of the Revolving Credit Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Revolving Credit Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 3.4), including, without limitation, any of the following circumstances:

(i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii) The existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Bank, FCC or any other Person, whether in connection with this Agreement, any Letter of Credit, any LC Support, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

(iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

(v) The occurrence of any Default or Event of Default; or

(vi) The Bank's, FCC's or the Administrative Agent's failure to deliver the notice provided for in Section 3.4(c).

SECTION 3.8 Indemnification, Exoneration.

(a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 3, the Borrowers agree, jointly and severally, to protect, indemnify, pay and save the Bank, the Lenders, FCC and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Bank, any Lender, FCC or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of

(i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

(ii) the failure of the Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether such act or omission is rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

(b) Assumption of Risk by the Borrower. As among the Borrowers, the Lenders, FCC and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the LC Applications, FCC, the Lenders and the Administrative Agent shall not be responsible for:

(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(v) errors in interpretation of technical terms;

(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(viii) any consequences arising from causes beyond the control of FCC, the Lenders or the Administrative Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers under this Section 3.8 nor shall any of the foregoing affect the rights and obligations of any Borrower as the account party and the Bank as issuer of Letters of Credit, which rights and obligations shall be defined and governed by the Letter of Credit Documents and Applicable Law.

(c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, the Bank, FCC or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of the Administrative Agent, the Bank, FCC or any Lender to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

SECTION 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or if, notwithstanding the provisions of
Section 3.2(b), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrowers shall, promptly on demand by the Administrative Agent, deposit in such account of the Administrative Agent as it may direct, for the Ratable benefit of the Lenders, with respect to each related LC Support then outstanding, as the Administrative Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent and FCC, issued by an issuer satisfactory to the Administrative Agent and FCC in their reasonable judgment in an amount equal to the greatest amount for which such related LC Support may be drawn, under which Supporting Letter of Credit the Administrative Agent or FCC shall be entitled to draw amounts necessary to reimburse the Bank, FCC, the Administrative Agent and the Lenders for payments made by them in respect of such Letter of Credit or the related LC Support or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Bank, FCC, the Administrative Agent and the Lenders for payments made by the Bank, FCC, the Administrative Agent and the Lenders in respect of such Letter of Credit or any related LC Support or other reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Administrative Agent first, for the Ratable benefit of the Revolving Credit Lenders, FCC or the Bank, as the case may be, as security for, and to provide for the payment of, the Reimbursement Obligations and after payment thereof in full for the benefit of all Lenders. In the event the Borrowers fail to comply with either clause (a) or (b) above, the Borrowers shall be deemed to have requested a Base Rate Revolving Credit Loan in the amount necessary to provide the Cash Collateral described in clause (b) to be held by the Administrative Agent as therein provided. In addition, the Administrative Agent may at any time after such Event of Default or Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account and shall be administered in accordance with the provision of Section 5.16.

(f) Section 5.2(d)(ii) is amended by inserting in subsection (i) thereof after the phrase "all standby Letters of Credit" the first time it appears, the phrase "(including any direct pay Letters of Credit)" and amending subsection (ii) in its entirety to read as follows:

(ii) The Borrowers agree to pay to the Administrative Agent, (A) for the account of FCC, a fronting fee at a rate equal to 0.125% per annum on the Letter of Credit Amount, payable to the Administrative Agent for the account of FCC monthly in arrears on the first day of each month and (B) for the account of the Bank, the standard fees and charges of the Bank for issuing, administering, amending, renewing, paying and transferring and otherwise handling letters of credit, as and when assessed


(g) the Loan Agreement is further amended by amending Annex A thereto in its entirety to be in the form of Annex I hereto.

Section 2. Consent. The Lenders and the Administrative Agent hereby consent, subject to satisfaction of the conditions set forth in Section 3, to WinsLoew's borrowing up to $4,000,000 original principal amount of proceeds of the Haleyville IDRBs, the proceeds of which are applied exclusively to (a) reimburse WinsLoew for the cost to acquire in 1999 a building adjacent to the WinsLoew premises in Haleyville, Alabama and (b) pay up to 100% of the "hard" costs (excluding soft costs such as installation charges, warranty fees, etc.) of Equipment acquired by WPI after the Amendment 1 Effective Date, located at premises of WPI, and on which the Administrative Agent has a perfected security interest subject to no other Lien, other than a Permitted Lien.

Section 3. Effectiveness of Amendment. This Amendment shall become effective as of the date hereof on the first date (the "Amendment 1 Effective Date") on which the Administrative Agent has received each of the following, each in form and substance satisfactory to the Administrative Agent (terms defined in the Loan Agreement as amended by this Amendment being used in this Section 2 as so defined) and in a number of copies (other than the allonges to the Notes) sufficient for each Lender:

(a) 15 copies of this Amendment duly executed and delivered by each Borrower and each Lender and Wabash;

(b) an allonge to each Note outstanding under the Loan Agreement, duly executed and delivered by Wabash;

(c) (i) a Mortgage as to the real property of Wabash located in Indiana, evidencing the recording thereof as security for the Secured Obligations (or at the Administrative Agent's discretion, in suitable form for such recording),
(ii) an irrevocable, fully paid commitment of a title insurance company satisfactory to the Administrative Agent in its reasonable discretion, to issue in the name of FCC as Administrative Agent a mortgagee's policy of title insurance in an amount equal to at least 125% of the value of such Wabash real estate and reflecting no survey exception or other exception that the Administrative Agent has not approved in writing, and (iii) certified copies of surveys, special flood hazard area information, zoning letters, and such other real estate-related instruments and documents as the Administrative Agent may request to support the value of such real estate and the status and priority of the Administrative Agent's Lien thereon and on the proceeds thereof;

(d) an amendment to the WinsLoew Pledge Agreement duly executed and delivered by WinsLoew as to the Wabash shares acquired pursuant to the Wabash Purchase Agreement, together with any and all deliveries contemplated thereby;

(e) results of UCC, tax, and judgment lien searches in respect of Wabash and evidence, satisfactory to the Administrative Agent, that any Liens reflected therein have been discharged or that the Agent is in possession of appropriate releases permitting it to effect such discharge;

(f) Financing Statements signed by Wabash in appropriate form for filing in each jurisdiction in which such a filing is required to perfect the Security Interest;

(g) any landlord or mortgagee Lien subordination or waiver agreements as the Administrative Agent may request, duly executed and delivered by the respective landlords or mortgagees;

(h) a copy of the opinion letter of the Wabash Sellers' counsel delivered pursuant to the provisions of the Wabash Purchase Agreement, addressed to the Administrative Agent and the Lenders or accompanied by a letter of such counsel expressly permitting the Administrative Agent and the Lenders to rely on the opinions expressed therein;

(i) an opinion of counsel for the Borrowers as to the due authorization, execution and delivery of this Amendment and the other Loan Documents contemplated hereby to be delivered in connection with the effectiveness hereof by any Loan Party, as to the enforceability of this Amendment, the Loan Agreement as amended hereby and such other Loan Documents, and such other matters related to the Acquisition of Wabash or such Loan Document as any Lender through the Administrative Agent may reasonably request;

(j) a certificate of the Secretary of WinsLoew having attached thereto true and correct copies of the Wabash Purchase Agreement and each other agreement, instrument, certificate and other document contemplated thereby to be delivered in connection with the consummation of the transactions contemplated thereby;

(k) a certificate of the President of WinsLoew or a Financial Officer to the effect that the Acquisition of Wabash has been consummated substantially in accordance with the terms of the Wabash Purchase Agreement, without any waiver or modification of any material provision thereof, that after giving effect thereto and to this Amendment, the representations and warranties of the Borrowers set forth in the Loan Agreement are true and correct in all material respects (having attached to such certificate any modified Schedules required to make such statement true), without limiting the generality of the foregoing, a specific statement that the conditions set forth in Section 6.2 of the Loan Agreement to the making of any Acquisition Loan (as modified by the consent of the Lenders dated February 24, 2000 with respect to Wabash), have been satisfied as of the date of such certificate, and that no Default or Event of Default exists;

(l) the Administrative Agent shall have received evidence satisfactory to it that the Trivest Investors have made an additional cash equity contribution to WinsLoew in an amount not less than $4,566,000 and that individual sellers under the Wabash Purchase Agreement have continued/invested not less than $2,500,000 in WinsLoew in the form of roll-over equity;

(m) the Borrowers shall have paid to the Administrative Agent for the Ratable benefit of the Lenders, a fee in an amount equal to 1.25% of the increase in Total Facilities for the Haleyville LC (or $50,000) and any other fees due and payable in connection with the effectiveness of this Amendment; and

(n) such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request (including, without being limited to, a collateral assignment of WinsLoew's rights and indemnities under the Wabash Purchase Agreement) in connection with the transactions contemplated hereby.

Section 4. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that it has the corporate power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by such Borrower will have been, duly executed and delivered by such Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

Section 5. Effect of Amendment. The conditions to the obligations of the Lenders to make the Acquisition Loan in the original principal amount of $20,000,000 requested by the Borrowers in connection with the Wabash Acquisitions shall be satisfied by the occurrence of the Amendment Effective Date. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. By its execution hereof, from and after the Amendment Effective Date, Wabash shall be a "Borrower" under the Loan Agreement for all purposes hereof and Wabash shall have confirmed for the benefit of the Lenders and the Administrative Agent that it has received a copy of the Loan Agreement, confirms the pledge and grant of a continuing security interest contained therein and agrees to observe and be bound by all provisions thereof binding upon the Borrowers (or any of them).

Section 6. Counterpart Execution; Governing Law.

(a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

WINSLOEW FURNITURE, INC.


By:
Name:__________________________
Title: ___________________________


WINSTON FURNITURE COMPANY OF ALABAMA, INC.


By:
Name: ___________________________
Title: _____________________________


LOEWENSTEIN, INC.


By:
Name: ___________________________
Title: ____________________________


TROPIC CRAFT, INC.


By:
Name: ___________________________
Title: _____________________________


WINSTON PROPERTIES, INC.


By:
Name: ___________________________
Title: ____________________________


POMPEII FURNITURE CO., INC.


By:
Name: ____________________________
Title: _____________________________

Accepted and agreed:

WABASH VALLEY MANUFACTURING, INC.

By:_________________________________
Name: ____________________________
Title: _____________________________

ADMINISTRATIVE AGENT:

FLEET CAPITAL CORPORATION


By:
Name: Elizabeth Waller
Title: Senior Vice President

CO-AGENT:

HELLER FINANCIAL, INC.


By:
Name:
Title:

CO-AGENT:

CIBC INC.


By:
Name:
Title:

LENDERS:

FLEET CAPITAL CORPORATION


By:
Name:
Title:

HELLER FINANCIAL, INC.


By:
Name:
Title:

CIBC INC.


By:
Name:
Title:

ANTARES CAPITAL CORP.


By:_________________________________
Name:
Title:

BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.


By:_________________________________
Name:
Title:


By:
Name:
Title:

GMAC BUSINESS CREDIT, LLC


By:
Name:
Title:

SUNTRUST BANK, ATLANTA


By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION


By:
Name:
Title:

BANK LEUMI LE ISRAEL BM MIAMI


By:
Name:
Title:

123532

COMERICA BANK


By:
Name:
Title:

184023v1 4

184023v1

WACHOVIA BANK, N.A.


By:
Name:
Title:

CHASE BANK OF TEXAS, N.A.


By:
Name:
Title:




                                                                                                            ANNEX 1
                                                                                                 To Amendment No. 1

                                                      ANNEX A
                                                    Commitments
                                               To the Loan Agreement
WinsLoew Commitments

 Lender           Total        Revolver     Haleyville LC     Term A        Term B          Term C Acq. Facility  Swingline Facility
Fleet ......  21,506,444.91  5,064,449.06     506,444.91    3,165,280.67  8,868,243.24   1,064,189.19    2,837,837.84   5,000,000.00
Heller .....  16,385,862.79  3,858,627.86     385,862.79    2,411,642.41  6,756,756.76     810,810.81    2,162,162.16
CIBC .......  15,361,746.37  3,617,463.62     361,746.36    2,260,914.76  6,334,459.46     760,135.14    2,027,027.03
SunTrust ...  16,385,862.79  3,858,627.86     385,862.79    2,411,642.41  6,756,756.76     810,810.81    2,162,162.16
GMAC .......  16,385,862.79  3,858,627.86     385,862.79    2,411,642.41  6,756,756.76     810,810.81    2,162,162.16
Bank Austria  16,385,862.79  3,858,627.86     385,862.79    2,411,642.41  6,756,756.76     810,810.81    2,162,162.16
Wachovia ...  12,801,455.30  3,014,553.01     301,455.30    1,884,095.63  5,278,716.22     633,445.95    1,689,189.19
GECC .......  12,801,455.30  3,014,553.01     301,455.30    1,884,095.63  5,278,716.22     633,445.95    1,689,189.19
Antares ....  14,337,629.94  3,376,299.38     337,629.94    2,110,187.11  5,912,162.16     709,459.46    1,891,891.89
Comerica ...   9,217,047.83  2,170,478.17     217,047.82    1,356,548.86  3,800,675.68     456,081.08    1,216,216.22
Bank Leumi .   7,430,769.23  4,307,692.31     430,769.23    2,692,307.69          0.00           0.00            0.00
TOTAL ...... 159,000,000.02 40,000,000.00   4,000,000.00   24,999,999.99 62,500,000.02   7,500,000.01   20,000,000.00


     Lender        Total      Revolver   Haleyville LC      Term A        Term B        Term C       Acq. Facility
Fleet .........   13.526        12.661        12.661        12.661        14.189        14.189         14.1892%
Heller ........   10.305         9.646         9.646         9.646        10.810        10.810         10.8108%
CIBC ..........    9.661         9.043         9.043         9.043        10.135        10.135         10.1351%
SunTrust ......   10.305         9.646         9.646         9.646        10.810        10.810         10.8108%
GMAC ..........   10.305         9.646         9.646         9.646        10.810        10.810         10.8108%
Bank Austria ..   10.305         9.646         9.646         9.646        10.810        10.810         10.8108%
Wachovia ......    8.051         7.536         7.536         7.536         8.445         8.445          8.4459%
GECC ..........    8.051         7.536         7.536         7.536         8.445         8.445          8.4459%
Antares .......    9.017         8.440         8.440         8.440         9.459         9.459          9.4595%
Comerica ......    5.796         5.426         5.426         5.426         6.081         6.081          6.0811%
Bank Leumi ....    4.673        10.769        10.769        10.769         0.000         0.000          0.0000%
TOTAL .........    1.00          1.00          1.00          1.00          1.00          1.00           1.00
